Exhibit 10.1

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This Amendment to Securities Purchase Agreement ("Amendment") is made and entered into as of September 30, 2014 by and among Rimrock Gold Corp., a Nevada corporation (the "Company"), and Redwood Fund LP, a Delaware limited partnership (the "Purchaser").

WHEREAS, the parties hereto wish to amend the Securities Purchase Agreement, dated as of April 14, 2014, among the parties hereto (the "Agreement"), on the terms and subject to the conditions set forth herein.

NOW,'THEREFORE, for good and valuable consideration and intending to be bound hereby, the Company and the Purchaser agree as follows:

1.     Recitals: The term "Due October 14, 2014" in the first Recital is hereby deleted in its entirety and replaced with ", as amended, due on the earlier of (i) six (6) months from the date thereof or (ii) thirty (30) days prior to the conversion of that certain convertible note issued by the Company to KBM Worldwide, Inc. on August 25, 2014".

2.     Except as expressly amended hereby, the Agreement shall remain in full force and effect. This Amendment shall not be deemed a novation of the Agreement.

3.     This Amendment shall be affixed to the Agreement and deemed to constitute an integral part thereof. All references to the Agreement shall hereafter be deemed references to the Agreement as amended by this Amendment.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed by a duly authorized officer as of the date first above indicated.

COMPANY:

RIMROCK GOLD CORP.

By:
Jordan Starkman, President

Agreed and Accepted:

HOLDER:

REDWOOD FUND LP
Ladyface Capital, LLC, General Partner

By:
Ron Levy, Member